                                                                               .
                                                                               .
                                                                               .
                                                                 Exhibit (d)(vi)

                                  SCHEDULE A
                        INVESTMENT ADVISORY AGREEMENT

FUND                                                 FUND EFFECTIVE DATE
----                                                 -------------------
Schwab California Municipal Money Fund               November 5, 1990
(formerly Schwab California Tax-Exempt Money Fund)

Schwab U.S. Treasury Money Fund                      November 5, 1991

Schwab Value Advantage Money Fund                    February 7, 1992

Schwab Retirement Advantage Money Fund (Formerly     November 26, 1993
Schwab Institutional Advantage Money Fund)

Schwab Investor Money Fund                           November 26, 1993
(Formerly Schwab Retirement Money Fund)

Schwab New York AMT Tax-Free Money Fund              November 10, 1994
(Formerly Schwab New York Municipal Money Fund)

Schwab Government Cash Reserves Fund                 October 20, 1997

Schwab New Jersey AMT Tax-Free Money Fund            January 20, 1998
(Formerly Schwab New Jersey Municipal Money Fund)

Schwab Pennsylvania Municipal Money Fund             January 20, 1998

Schwab Florida Municipal Money Fund                  February 16, 1998

Schwab Massachusetts AMT Tax-Free Money Fund         April 21, 2003
(Formerly Schwab Massachusetts Municipal Money Fund)

Schwab Cash Reserves                                 July 9, 2004

Schwab Advisor Cash Reserves                         July 9, 2004

Schwab AMT Tax-Free Money Fund                       November 1, 2006

FUND                                                 FUND EFFECTIVE DATE
----                                                 -------------------
Schwab California AMT Tax-Free Money Fund            October 1, 2007

                  THE CHARLES SCHWAB FAMILY OF FUNDS

                             By:    /s/ Randall W. Merk
                             Name:  Randall W. Merk
                             Title: President and Chief Executive Officer

                        CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

                             By:    /s/ Kimon Daifotis
                             Name:  Kimon Daifotis
                             Title: Senior Vice President and
                                    Chief Investment Officer -- Fixed Income


Dated as of October 1, 2007